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                                                                     EXHIBIT 3.1

                              ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                            PDS FINANCIAL CORPORATION


         The undersigned, Executive Vice President, General Counsel and Corporate Secretary of PDS Financial Corporation, a Minnesota corporation (the "Corporation"), hereby certifies that the following resolution of the Board of Directors was duly adopted by the shareholders of the Corporation pursuant to Chapter 302A of the Minnesota Business Corporation Act at the annual meeting of the Corporation held May 11, 2001, and that such resolution has not been subsequently modified or rescinded:

                                   NAME CHANGE

         RESOLVED, that Article I of the Articles of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

                                   "ARTICLE I

         The name of this corporation shall be PDS Gaming Corporation."

         IN WITNESS WHEREOF, the undersigned, the Executive Vice President, General Counsel and Corporate Secretary of PDS Financial Corporation being duly authorized on behalf of PDS Financial Corporation, has executed this document as of May 11, 2001.

                                          PDS FINANCIAL CORPORATION



                                       By: /s/ JOE S. ROLSTON IV
                                           -------------------------------------
                                             Joe S. Rolston IV

                                             Executive Vice President, General
                                             Counsel and Corporate Secretary

Amendment to Articles of Incorporation (05-11-01)